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Exhibit (a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Omniture, Inc.
at
$21.50 Net Per Share
by
Snowbird Acquisition Corporation
a wholly owned subsidiary of
Adobe Systems Incorporated

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY, NEW YORK TIME, ON THURSDAY, OCTOBER 22, 2009,
UNLESS THE OFFER IS EXTENDED.

To Our Clients:	September 24, 2009

        Enclosed for your consideration is an Offer to Purchase dated September 24, 2009 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Snowbird Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Adobe Systems Incorporated, a Delaware corporation ("Adobe"), to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Omniture, Inc., a Delaware corporation ("Omniture"), at a purchase price of $21.50 per Share, net to the seller in cash, without interest but subject to any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase.

        Also enclosed is the Letter to Stockholders from the Chairman of the Board of Directors of Omniture accompanied by Omniture's Solicitation/Recommendation Statement on Schedule 14D-9.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

        Your attention is directed to the following:

  1.
  The purchase price offered by the Purchaser is $21.50 per Share, net to the seller in cash, without interest but subject to any applicable tax withholding, upon the terms and subject to the conditions of the Offer to Purchase.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The board of directors of Omniture has unanimously (i) determined that the Agreement and Plan of Merger, dated as of September 15, 2009, by and among Adobe, the Purchaser and Omniture (the "Merger Agreement"), and the transactions contemplated thereby, including the Offer and the merger of the Purchaser with and into Omniture, with Omniture surviving the merger as a wholly owned subsidiary of Adobe (the "Merger"), are advisable and in the best interests of and fair to Omniture and its stockholders, (ii) approved and authorized the Merger Agreement, the Offer and the Merger and declared advisable the Merger Agreement, each in accordance with the Delaware General Corporation Law, and

    (iii) recommended that holders of Shares accept the Offer, tender their Shares into the Offer and if necessary, adopt the Merger Agreement.

  4.
  The Offer is being made pursuant to the Merger Agreement under which, following the completion of the Offer and the satisfaction of certain conditions, including, if required, a vote of Omniture's stockholders, the Purchaser will be merged with and into Omniture, with Omniture surviving the merger as a wholly owned subsidiary of Adobe. As of the effective time of the Merger, each outstanding Share (other than Shares owned by Adobe, the Purchaser or their wholly owned subsidiaries, or Shares owned by Omniture or any of its wholly owned subsidiaries or by any Omniture stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive $21.50 per Share in cash, or any different price per Share paid in the Offer (such price being referred to herein as the "Offer Price"), payable to the holder thereof without interest but subject to any applicable tax withholding. The Merger Agreement is described more fully in Section 13—"The Merger Agreement; Other Agreements" of the Offer to Purchase.

  5.
  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY, NEW YORK TIME, ON THURSDAY, OCTOBER 22, 2009 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

  6.
  The Offer is not subject to a financing condition. The Offer is conditioned on there being validly tendered in the Offer and not withdrawn before the expiration of the Offer, that number of Shares which, when added to any Shares already owned by Adobe or any of its controlled subsidiaries, represents at least a majority of the sum of (A) the total number of outstanding Shares on the Expiration Date plus (B) the total number of Shares that will be issuable at or prior to March 15, 2010 upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion or exercise of equity-based awards of Omniture and derivative securities, including warrants, options, convertible or exchangeable securities or other rights to acquire Shares, regardless of the conversion or exercise price or other terms and conditions of such securities and other rights. The Offer is also subject to the satisfaction of other conditions set forth in the Offer to Purchase. See Section 14—"Conditions of the Offer."

  7.
  Tendering stockholders who have Shares registered in their names and who tender directly to the Depositary (as defined below) will not be obligated to pay brokerage fees or commissions to the Depositary or Innisfree M&A Incorporated, which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and is properly demonstrated to the Depositary or other paying agent or unless the required taxpayer identification information and certain other certifications are provided to the Depositary or other paying agent. See Instruction 9 of the Letter of Transmittal. Stockholders who hold their Shares through a broker, bank or other nominee should consult such institution as to whether it charges any service fees.

        If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

        Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by Computershare Trust Company, N.A. (the "Depositary") of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
of
Omniture, Inc.
by
Snowbird Acquisition Corporation
a wholly owned subsidiary of
Adobe Systems Incorporated

        The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated September 24, 2009 (the "Offer to Purchase"), and the related Letter of Transmittal relating to the offer by Snowbird Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Adobe Systems Incorporated, a Delaware corporation, to purchase all the shares of common stock, par value $0.001 per share (the "Shares"), of Omniture, Inc., a Delaware corporation, that are issued and outstanding at a price of $21.50 per Share, net to the seller in cash, without interest but subject to any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

        This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE

Shares	(Signature(s))

Please Type or Print Names(s)

Please Type or Print Names(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number
Dated:
(1) Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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  Exhibit (a)(1)(E)